                                                             Exhibit 21

                MCDONNELL DOUGLAS CORPORATION
                       SUBSIDIARIES (1)


                                State of
      Company                 Incorporation       Business Name
      -------                 -------------       --------------

McDonnell Douglas Financial     Delaware     McDonnell Douglas Financial
  Services Corporation (2)                     Services Corporation or MDFS

McDonnell Douglas Finance       Delaware     McDonnell Douglas Finance
  Corporation (3)                              Corporation or MDFC

McDonnell Douglas Helicopter    Delaware     McDonnell Douglas Helicopter
  Company (4)                                  Company (MDHC) or McDonnell
                                               Douglas Helicopter Systems (MDHS)



(1) All other subsidiaries have been omitted from this listing, as considered in the aggregate as a single subsidiary, they would not constitute a significant subsidiary.

(2)  A consolidated subsidiary meeting the test as a significant subsidiary.

(3)  A consolidated subsidiary of McDonnell Douglas Financial Services
     Corporation meeting the test as a significant subsidiary.

(4)  A consolidated subsidiary of McDonnell Douglas Corporation.
